EXHIBIT

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,

                                   Depositor,

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                 Master Servicer

                                       and

                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                     Trustee




                  --------------------------------------------


                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1999

                  --------------------------------------------



                   Structured Asset Mortgage Investments Inc.
                       Mortgage Pass-Through Certificates

                                  Series 1999-4

                                             TABLE OF CONTENTS


                                                 ARTICLE I

                                                Definitions

                                                ARTICLE II

                                       Conveyance of Mortgage Loans;
                                     Original Issuance of Certificates
Section 2.01.     CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE...............................................30
Section 2.02.     ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE...............................................32
Section 2.03.     ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT AND OTHER
                  AGREEMENTS............................................................................33
Section 2.04.     SUBSTITUTION OF MORTGAGE LOANS........................................................34
Section 2.05.     ISSUANCE OF CERTIFICATES..............................................................35
Section 2.06.     REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE.........................................36
Section 2.07.     REPRESENTATIONS AND WARRANTIES CONCERNING THE DEPOSITOR...............................36
Section 2.08.     REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER.................................38

                                                ARTICLE III

                              Administration and Servicing of Mortgage Loans

Section 3.01.     DUTIES OF THE MASTER SERVICER.........................................................40
Section 3.02      MONITORING OF SERVICERS' PERFORMANCE..................................................40
Section 3.03.     MASTER SERVICER FIDELITY BOND AND MASTER SERVICER ERRORS AND OMISSIONS
                  INSURANCE POLICY......................................................................41
Section 3.04      MASTER SERVICER'S FINANCIAL STATEMENTS AND RELATED INFORMATION........................41
Section 3.05      POWER TO ACT; PROCEDURES..............................................................41
Section 3.06      TERMINATION OF SERVICING AGREEMENTS; SUCCESSOR SERVICERS..............................42
Section 3.07      "DUE ON SALE" CLAUSES; ASSUMPTION AGREEMENTS..........................................42
Section 3.08      RELEASE OF MORTGAGE FILES.............................................................42
Section 3.09      DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD
                  FOR TRUSTEE...........................................................................44
Section 3.10      [RESERVED]............................................................................44
Section 3.11      STANDARD HAZARD AND FLOOD INSURANCE POLICIES..........................................44
Section 3.12      PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS......................................45
Section 3.13      MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES AND THE CMAC
                  PMI POLICIES..........................................................................45
Section 3.14      TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS..............46
Section 3.15      REALIZATION UPON DEFAULTED MORTGAGE LOANS.............................................46


                                                    -i-




Section 3.16      COMPENSATION TO THE MASTER SERVICER...................................................46
Section 3.17      REO PROPERTY..........................................................................47
Section 3.18      ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.........................................47
Section 3.19      ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT......................................48

                                                ARTICLE IV

                                                 Accounts

Section 4.01.     PROTECTED ACCOUNTS....................................................................49
Section 4.02.     CERTIFICATE ACCOUNT...................................................................50
Section 4.03.     PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT......................52

                                                 ARTICLE V

                                               Certificates

Section 5.01.     CERTIFICATES..........................................................................55
Section 5.02.     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.................................59
Section 5.03.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.....................................63
Section 5.04.     PERSONS DEEMED OWNERS.................................................................63
Section 5.05.     TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES........................................63
Section 5.06.     RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES...............................64
Section 5.07.     ERISA RESTRICTIONS....................................................................65
Section 5.08.     RULE 144A INFORMATION.................................................................66

                                                ARTICLE VI

                                      Payments to Certificateholders

Section 6.01.     DISTRIBUTIONS ON THE CERTIFICATES.....................................................67
Section 6.02.     ALLOCATION OF LOSSES..................................................................71
Section 6.03.     PAYMENTS..............................................................................72
Section 6.04.     STATEMENTS TO CERTIFICATEHOLDERS......................................................73
Section 6.05.     DISTRIBUTIONS TO HOLDERS OF LOTTERY CERTIFICATES......................................75
Section 6.06.     MONTHLY ADVANCES......................................................................79
Section 6.07.     COMPENSATING INTEREST PAYMENTS........................................................80
Section 6.08.     REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY.........................80

                                                ARTICLE VII

                                            The Master Servicer

Section 7.01.     LIABILITIES OF THE MASTER SERVICER....................................................81


                                                   -ii-




Section 7.02.     MERGER OR CONSOLIDATION OF THE MASTER SERVICER........................................81
Section 7.03.     INDEMNIFICATION OF THE TRUSTEE........................................................81
Section 7.04.     LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS.............................81
Section 7.05.     MASTER SERVICER NOT TO RESIGN.........................................................83
Section 7.06.     SUCCESSOR MASTER SERVICER.............................................................83
Section 7.07.     SALE AND ASSIGNMENT OF MASTER SERVICING...............................................83

                                               ARTICLE VIII

                                                  Default

Section 8.01.     EVENTS OF DEFAULT.....................................................................84
Section 8.02.     TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR..............................................85
Section 8.03.     NOTIFICATION TO CERTIFICATEHOLDERS....................................................86
Section 8.04.     WAIVER OF DEFAULTS....................................................................86
Section 8.05.     LIST OF CERTIFICATEHOLDERS............................................................87

                                                ARTICLE IX

                                          Concerning the Trustee

Section 9.01.     DUTIES OF TRUSTEE.....................................................................88
Section 9.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.................................................89
Section 9.03.     TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.................................91
Section 9.04.     TRUSTEE MAY OWN CERTIFICATES..........................................................91
Section 9.05.     TRUSTEE'S FEES AND EXPENSES...........................................................91
Section 9.06.     ELIGIBILITY REQUIREMENTS FOR TRUSTEE..................................................92
Section 9.07.     INSURANCE.............................................................................92
Section 9.08.     RESIGNATION AND REMOVAL OF THE TRUSTEE................................................93
Section 9.09.     SUCCESSOR TRUSTEE.....................................................................93
Section 9.10.     MERGER OR CONSOLIDATION OF TRUSTEE....................................................94
Section 9.11.     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.........................................94
Section 9.12.     MASTER SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED......................95
Section 9.13.     FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS.........................95

                                                 ARTICLE X

                                                Termination

Section 10.01.    TERMINATION UPON REPURCHASE BY THE DEPOSITOR OR ITS DESIGNEE OR
                  LIQUIDATION OF THE MORTGAGE LOANS.....................................................97
Section 10.02.    ADDITIONAL TERMINATION REQUIREMENTS...................................................99



                                                   -iii-




                                                ARTICLE XI

                                         Miscellaneous Provisions

Section 11.01.    INTENT OF PARTIES....................................................................101
Section 11.02.    AMENDMENT............................................................................101
Section 11.03.    RECORDATION OF AGREEMENT.............................................................102
Section 11.04.    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS...........................................102
Section 11.05.    ACTS OF CERTIFICATEHOLDERS...........................................................103
Section 11.06.    GOVERNING LAW........................................................................103
Section 11.07.    NOTICES..............................................................................103
Section 11.08.    SEVERABILITY OF PROVISIONS...........................................................103
Section 11.09.    SUCCESSORS AND ASSIGNS...............................................................104
Section 11.10.    ARTICLE AND SECTION HEADINGS.........................................................104
Section 11.11.    COUNTERPARTS.........................................................................104
Section 11.12.    NOTICE TO RATING AGENCIES............................................................104

                                    EXHIBITS

Exhibit A-1      -      Form of Class A Certificates
Exhibit A-2      -      Form of Class P Certificates
Exhibit A-3      -      Form of Class [X-1] [X-2] Certificates
Exhibit A-4      -      Form of Class B Certificates
Exhibit A-5      -      Form of Class R Certificates
Exhibit B-1      -      Group 1A Mortgage Loan Schedule
Exhibit B-2      -      Group 1B Mortgage Loan Schedule
Exhibit C        -      Representations and Warranties Concerning
                           the Mortgage Loans
Exhibit D        -      Request for Release of Documents
Exhibit E        -      Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1      -      Form of Investment Letter
Exhibit F-2      -      Form of Rule 144A and Related Matters Certificate
Exhibit G        -      Form of Initial Certification
Exhibit H        -      Form of Final Certification
Exhibit I        -      List of Mortgage Loans for which Mortgage Notes are Lost
Exhibit J-1      -      Impac Servicing Agreement
Exhibit J-2      -      Alliance Servicing Agreement
Exhibit J-3      -      Amresco Servicing Agreement
Exhibit J-4      -      Provident Servicing Agreement
Exhibit K        -      CMAC PMI Policies
Exhibit L        -      Form of Interim Certification
Exhibit M        -      Form of ERISA Letter

                         POOLING AND SERVICING AGREEMENT
                         -------------------------------


         Pooling and Servicing Agreement dated as of June 1, 1999, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as the depositor (the "Depositor"), Norwest Bank Minnesota, National Association, a national banking association, as the master servicer (in such capacity, the "Master Servicer") and Bankers Trust Company of California, N.A., not in its individual capacity but solely as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         On or prior to the Closing Date, the Depositor has acquired the Mortgage Loans from Bear Stearns Mortgage Capital Corporation ("BSMCC"). On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

         The Trustee on behalf of the Trust shall make an election for the assets in the Trust Fund to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of REMIC Regular Certificates will be designated "regular interests" in such REMIC and the Class R Certificates will be designated the "residual interests" in such REMIC.

         The Group 1A Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $192,614,300.46. The initial principal amount of the Group 1A Certificates will not exceed such Outstanding Principal Balance. The Group 1B Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $52,875,157.86. The initial principal amount of the Group 1B Certificates will not exceed such Outstanding Principal Balance.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

         Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         ACCEPTED MASTER SERVICING PRACTICES: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

         ACCOUNT: The Certificate Account, the Protected Accounts and Rounding Account as the context may require.

         ACCRUED CERTIFICATE INTEREST: For any Certificate (other than the Class P Certificates) for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or in the case of the Class X-1 and Class X-2 Certificates, the Pass-Through Rates and Notional Amounts of the related Components) of such Certificate immediately prior to such Distribution Date In each case, Accrued Certificate Interest on any Class of Certificates will be reduced by (i) in the case of an interest bearing Senior Certificate, such Certificate's share of any Net Interest Shortfall and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses allocated thereto, pursuant to
Section 6.02(h). Accrued Certificate Interest for each Class of Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates shall not be entitled to any Accrued Certificate Interest.

         ADVANCING DATE: The Business Day preceding the related Distribution
Date.

         AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         ALLIANCE:  Alliance Mortgage Company.

         ALLOCABLE SHARE: With respect to each Class of Subordinate
Certificates:

                  (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

                  (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), and (iv) of the definition of Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates (other than the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

         AMRESCO:  Amresco Residential Mortgage Corporation.

         APPLICABLE CREDIT RATING: A credit rating of AAA, in the case of S&P or a credit rating of AAA, in the case of DCR, for any long-term deposit or security, or a rating of A-1+, in the case of S&P or D-1 in the case of DCR, for any short-term deposit or security.

         APPLICABLE STATE LAW: For purposes of Section 9.13(d), the Applicable State Law shall be (a) the law of the State of New York, (b) the law of the State of California and (c) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

         APPRAISED VALUE: With respect to any Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

         ASSUMED FINAL DISTRIBUTION DATE: July 25, 2029.

         BALLOON LOAN: Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

         BALLOON PAYMENT: With respect to any Balloon Loan, the related Scheduled Payment payable on the stated maturity date of such Balloon Loan.

         BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss. 101-1330.

         BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction, as reported by the applicable Servicer.

         BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

         BSMCC:  Bear Stearns Mortgage Capital Corporation.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, Maryland, Minnesota, New Jersey or California or the jurisdiction in which the Master Servicer is authorized or obligated by law or executive order to be closed.

         CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4 and A-5, with the blanks therein appropriately completed.

         CERTIFICATE ACCOUNT: The account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Bankers Trust Company of California, N.A., as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 1999-4 - Certificate Account."

         CERTIFICATE ACCOUNT ADVANCE: As of any Determination Date, the amount on deposit in a Protected Account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is deposited in the Certificate Account and used to make a Monthly Advance.

         CERTIFICATE GROUP:  The Group 1A Certificates or Group 1B Certificates.

         CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

         CERTIFICATEHOLDER:  A Holder of a Certificate.

         CERTIFICATES: The Senior Certificates and the Subordinate Certificates.

         CLASS: With respect to the Certificates, A-1, A-2, A-3, A-4, A-5, A-6, A-7, P, X-1, X-2, B-1, B-2, B-3, B-4, B-5, B-6 and R.

         CLASS X-1 1A COMPONENT: With respect to the Class X-1 Certificates, the Component thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         CLASS X-1 1B COMPONENT: With respect to the Class X-1 Certificates, the Component thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         CLASS X-2 1A COMPONENT: With respect to the Class X-2 Certificates, the Component thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         CLASS X-2 1B COMPONENT: With respect to the Class X-2 Certificates, the Component thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         CLASS PREPAYMENT DISTRIBUTION TRIGGER: For a Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

         CLOSING DATE:  June 30, 1999.

         CMAC: Radian Guaranty, Inc., f/k/a Commonwealth Mortgage Assurance Company, or its successors or assigns.

         CMAC INSURED LOANS: The Mortgage Loans included in the Trust Fund covered by the CMAC PMI Policies, as indicated on the Mortgage Loan Schedule.

         CMAC PMI POLICIES: The modified primary insurance pool policies issued with respect to certain of the Mortgage Loans by CMAC.

         CMAC PMI POLICY RATE: With respect to any CMAC Insured Loan, the rate per annum at which the related premium on the related CMAC PMI Policy accrues.

         CODE:  The Internal Revenue Code of 1986.

         COMPENSATING INTEREST PAYMENTS:  As defined in Section 6.07.

         COMPONENT: Any of the Class X-1 1A, Class X-1 1B, Class X-2 1A or Class X-2 1B Components.

         CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 3 Park Plaza, 16th Floor, Irvine, California, 92614, Attention: Corporate Trust Department, ref:
SAMI 99-04 (BS9904).

         CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

         CURRENT PRINCIPAL AMOUNT: With respect to any Certificate (other than a Class X-1 and Class X-2 Certificate) as of any Distribution Date, the initial principal amount of such Certificate, as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, less (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation of such Certificate and (iii) in the case of a Subordinate Certificate, such Certificate's PRO RATA share, if any, of the Subordinate Certificate Writedown Amount and the PO Deferred Payment Writedown Amount, if applicable, in each case for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R Certificates after the Distribution Date on which they receive the distribution of the last dollar of their original principal amount shall be deemed to have a Current Principal Amount equal to their Current Principal Amount on the day immediately preceding such Distribution Date.

         CUT-OFF DATE:  June 1, 1999.

         CUT-OFF DATE BALANCE: The Group 1A Cut-off Date Balance and Group 1B Cut-off Date Balance.

         DCR: Duff & Phelps Credit Rating Co., or its successors in interest.

         DEBTOR RELIEF LAWS: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         DECEASED HOLDER:  As defined in Section 6.05(b).

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

         DEPOSITOR: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

         DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

         DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank mutual savings bank or savings and loan association) or trust company (which may include the Trustee and the Master Servicer), the deposits of which are fully insured by the FDIC, BIF or SAIF to the extent provided by law.

         DETERMINATION DATE: With respect to each Mortgage Loan serviced by a Servicer, the Determination Date as defined in the related Servicing Agreement.

         DISCOUNT MORTGAGE LOAN: Any Mortgage Loan with a Net Rate less than 7.25% per annum.

         DISQUALIFIED ORGANIZATION: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated upon an Opinion of Counsel which shall not be at the expense of the Trustee that the holding of an ownership interest in a Certificate by such Person may cause the Trust or any Person having an ownership interest in the Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

         DTC CUSTODIAN: Bankers Trust Company of California, N.A., or its successors in interest as custodian for the Depository.

         DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

         DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT:  An event described in Section 8.01.

         FANNIE MAE: Fannie Mae (formerly the Federal National Mortgage Association) or any successor thereto.

         FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

         FHA:     The Federal Housing Authority, or any successor thereto.

         FINANCIAL INTERMEDIARY: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

         FORECLOSURE RESTRICTED LOAN: A Mortgage Loan which was between 60 and 89 days delinquent as of the Cut-off Date, as indicated on the Mortgage Loan Schedule; provided, that if such Mortgage Loan becomes current for three consecutive Scheduled Payments, such Mortgage Loan shall no longer be a Foreclosure Restricted Loan.

         FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates (other than the Class X-1 and Class X-2 Certificates), the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Class X-1 and Class X-2 Certificates, the fractional undivided interest evidenced by such Certificate, the numerator of which is the aggregate Notional Amount of such Certificate and the denominator of which is the aggregate Notional Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) the Class X-1 and Class X-2 Certificates will each be deemed to equal 1.00% multiplied by a fraction, the numerator of which is the Notional Amount of such Certificate and the denominator of which is the Notional Amount of all of the Certificates of the same Class, (ii) a Class R will be deemed to equal 1.00% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of such respective Class and (iii) a Certificate of any other Class will be deemed to equal 97.00% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates (other than the Class R Certificates).

         FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

         FUNDS TRANSFER DATE: As to any Distribution Date, the immediately preceding Business Day.

         GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

         GROSS MARGIN: As to each applicable Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related index on each Interest Rate Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the periodic rate cap the Mortgage Interest Rate until the next Interest Rate Adjustment Date.

         GROUP 1A AVAILABLE FUNDS and GROUP 1B AVAILABLE FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in Loan Group 1A and Loan Group 1B, respectively: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, and (b) any Monthly Advances (including Certificate Account Advances) and Compensating Interest Payments by the Master Servicer or the applicable Servicers with respect to such Distribution Date, except:

                  (i)  all payments that were due on or before the Cut-off Date;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                  (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances (including Certificate Account Advances);

                  (v) amounts representing Monthly Advances (including Certificate Account Advances) determined to be Nonrecoverable Advances; and

                  (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a).

         GROUP 1A CUT-OFF DATE BALANCE:  $192,614,300.46.

         GROUP 1B CUT-OFF DATE BALANCE:  $52,875,157.86.

         GROUP 1A MORTGAGE LOAN: Any Mortgage Loan identified on the Mortgage Loan Schedule relating to Loan Group 1A attached hereto as Exhibit B-1.

         GROUP 1B MORTGAGE LOAN: Any Mortgage Loan identified on the Mortgage Loan Schedule relating to Loan Group 1B attached hereto as Exhibit B-2.

         GROUP 1A SENIOR CERTIFICATES: The Class A-1, Class A-2, Class P, Class X-1 1A Component, Class X-2 1A Component and Class R Certificates.

         GROUP 1A SENIOR P&I CERTIFICATES: The Class A-1, Class A-2 and Class R Certificates.

         GROUP 1B SENIOR CERTIFICATES: The Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class P, Class X-1 1B Component, Class X-2 1B Component and Class R Certificates.

         GROUP 1B SENIOR P&I CERTIFICATES: The Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates.

         GROUP 1A SENIOR OPTIMAL PRINCIPAL AMOUNT or GROUP 1B SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Group 1A Senior Certificates and Group 1B Senior Certificates, as applicable, immediately prior to such Distribution Date):

                  (i) the applicable Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group, together with the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a Principal Prepayment in full during the related Prepayment Period;

                  (iii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial Principal Prepayments allocated to principal received during the related Prepayment Period;

                  (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds, allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group purchased by an Insurer from the Trustee during the related Prepayment Period, pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that was purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

                  (v) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or REO Property in the related Loan Group which was purchased by BSMCC, Impac, Amresco or Provident on such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan that has been replaced by BSMCC, Impac, Amresco or Provident with a Substitute Mortgage Loan pursuant to
         Section 2.04 on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan.

         GROUP 1A SENIOR PERCENTAGE: Initially 91.39%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all the Group 1A Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 1A Mortgage Loans (other than the PO Percentage thereof, with respect to the Discount Mortgage Loans) as of the beginning of the related Due Period.

         GROUP 1B SENIOR PERCENTAGE: Initially 91.38%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all the Group 1B Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 1B Mortgage Loans (other than the PO Percentage thereof, with respect to the Discount Mortgage Loans) as of the beginning of the related Due Period.

         GROUP 1A SENIOR PREPAYMENT PERCENTAGE and GROUP 1B SENIOR PREPAYMENT
PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                           Senior Prepayment Percentage
-----------------------------------------------------------------------------------------------------
July 25, 1999 - June 25, 2004                      100%
July 25, 2004 - June 25, 2005                      Applicable Senior Percentage for the related group
                                                   of Senior Certificate plus 70% of the related
                                                   Subordinate Percentage
July 25, 2005 - June 25, 2006                      Applicable Senior Percentage for the related group
                                                   of Senior Certificate plus 60% of the related
                                                   Subordinate Percentage
July 25, 2006 - June 25, 2007                      Applicable Senior Percentage for the related group
                                                   of Senior Certificate plus 40% of the related
                                                   Subordinate Percentage
July 25, 2007 - June 25, 2008                      Applicable Senior Percentage for the related group
                                                   of Senior Certificate plus 20% of the related
                                                   Subordinate Percentage
                                                   Senior Percentage for the related group of Senior
July 25, 2008 and thereafter                       Certificate

Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Group 1A Senior P&I Certificates and the Group 1B Senior P&I Certificates immediately preceding such Distribution Date, and the denominator of which is the sum of the Scheduled Principal Balances of the Group 1A and Group 1B Mortgage Loans, respectively (other than the PO Percentage thereof, with respect to the Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, the Senior Prepayment Percentage with respect to the Group 1A Senior Certificates and Group 1B Senior Certificates for such Distribution Date will equal 100%. Upon reduction of the Current Principal Amounts of any Group of Senior Certificates to zero, the related Senior Prepayment Percentage with respect to such Class of Certificates will equal 0%; provided that in the circumstances described in Section 6.01(c), prepayments resulting from Mortgage Loans in one Mortgage Loan Group and otherwise distributable to the Subordinate Certificates will be distributed to the other Senior P&I Certificates related to the other Mortgage Loan Group.

         In addition, no reduction of the Senior Prepayment Percentage for the Group 1A Senior Certificates or Group 1B Senior Certificates shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (A)(i)(x) the aggregate Scheduled Principal Balance of Group 1A and Group 1B Mortgage Loans, delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%, or
(y) the aggregate Scheduled Principal Balance of the Group 1A and Group 1B Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the Group 1A and Group 1B Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 30% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005,
(b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2007 and June 2008, and (e) 50% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs during or after July 2008; or (B) (i) the aggregate Scheduled Principal Balance of the Group 1A and Group 1B Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Group 1A and Group 1B Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0%; and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2007 and June 2008, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after July 2008.

         HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

         IMPAC:  Impac Funding Corporation.

         INDEMNIFIED PERSONS: The Trustee, and their respective officers, directors, agents and employees, and any separate co-trustee and its officers, directors, agents and employees.

         INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor or the Master Servicer and of any Affiliate of the Depositor or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate of the Depositor or the Master Servicer and (c) is not connected with the Depositor or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

         INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

         INSURANCE POLICY: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy, Primary Mortgage Insurance Policy (including the CMAC PMI Policies) or title insurance policy.

         INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

         INSURED EXPENSES:  Expenses covered by any Insurance Policy.

         INSURER:  Any issuer of an Insurance Policy.

         INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of interest bearing Certificates, the calendar month preceding the month in which such Distribution Date occurs.

         INTEREST RATE ADJUSTMENT DATE: With respect to each applicable Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted.

         INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                  (a) partial principal prepayments: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

                  (b) principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

                  (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

         INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any Class of Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

         LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

         LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

         LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicer and not recovered by the Master Servicer or the related Servicer under any Primary Mortgage Insurance Policy for reasons other than the Master Servicer's or the related Servicer's failure to ensure the maintenance of or compliance with a Primary Mortgage Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

         LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

         LIVING HOLDER: Any Certificate Owner of a Lottery Certificate, other than a Deceased Holder.

         LOAN GROUP:  Any of Loan Group 1A or Loan Group 1B.

         LOAN GROUP 1A: The group of Mortgage Loans designated relating to Loan Group 1A on the Mortgage Loan Schedule attached hereto as Exhibit B-1.

         LOAN GROUP 1B: The group of Mortgage Loans designated relating to Loan Group 1B on the Mortgage Loan Schedule attached hereto as Exhibit B-2.

         LOAN SUMMARY AND REMITTANCE REPORT: The report to be submitted by the Master Servicer to the Trustee pursuant to Subsection 6.05(b).

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

         LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.02 hereof.

         LOST NOTES: The original Mortgage Notes that have been lost, as indicated on Exhibit I hereto.

         LOTTERY CERTIFICATES: Any of the Class A-6 Certificates or Class A-7 Certificates.

         MASTER SERVICER: As of the Closing Date, Norwest Bank Minnesota, National Association and, thereafter, its respective successors in interest who meet the qualifications pursuant to this Agreement.

         MASTER SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

         MASTER SERVICING FEE RATE: As to any Mortgage Loan, a per annum rate equal to 0.005%.

         MONTHLY ADVANCE: An advance (including a Certificate Account Advance) of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.06.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         MORTGAGE LOAN: A mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of June 30, 1999, between BSMCC, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto.

         MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibits B-1 and B-2 with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city and the state code; (4) a code indicating whether the Mortgaged Property is a single family residence, condominium, shares in a cooperative corporation, or a 2-4 family residence; (5) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (6) the Loan-to-Value Ratio at origination; (7) the Mortgage Interest Rate as of the origination and Cut-off Dates; (8) the date on which the Mortgage Loan was originated; (9) the stated maturity date; (10) the amount of the Scheduled Payment; (11) the last payment date on which a payment was actually applied to the outstanding principal balance; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of the payments of principal due on or before the Cut-off Date, whether or not collected; (15) the date on which the first Scheduled Payment was due; (16) the index; (17) the next Interest Rate Adjustment Date; (18) the Gross Margin; (19) the minimum and maximum Mortgage Interest Rate under the terms of the Mortgage Note; (20) the periodic rate cap;
(21) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investment property; (17) a code indicating the purpose of the loan; (18) the related Servicing Fee Rate; (19) the related Servicer; (20) whether the Mortgage Loan is covered by either of the CMAC PMI Policies; and
(21) whether the Mortgage Loan has a prepayment penalty. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans; and (3) the weighted average Mortgage Interest Rate of the Mortgage Loans.

         MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

         MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

         MORTGAGOR:  The obligor on a Mortgage Note.

         NET INTEREST SHORTFALL: With respect to any Distribution Date and each Loan Group, the Interest Shortfall for such Loan Group, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date and the related Loan Group.

         NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the applicable Servicer in accordance with the related Servicing Agreement and (ii) unreimbursed Monthly Advances.

         NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of (i) the Master Servicing Fee Rate, (ii) the related Servicing Fee Rate and, (iii) Trustee Fee Rate and (iv) with respect to the CMAC Insured Loans, the related CMAC PMI Policy Rate.

         NON-DISCOUNT MORTGAGE LOAN: Any Mortgage Loan with a Net Rate equal to or greater than 7.25%, per annum, respectively.

         NON-PO PERCENTAGE: With respect to any Discount Mortgage Loan, the Net Rate thereof divided by 7.25%, and with respect to any Non-Discount Mortgage Loan, 100%.

         NONRECOVERABLE ADVANCE: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer or applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer or applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer or applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

         NOTIONAL AMOUNT:  As defined in Section 5.01(d).

         OFFERED CERTIFICATE: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class P, Class X-1, Class X-2, Class B-1, Class B-2, Class B-3 and Class R
Certificate.

         OFFERED SUBORDINATE CERTIFICATES: The Class B-l, Class B-2 and Class B-3 Certificates.

         OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer and delivered to the Trustee, as required by this Agreement.

         OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer or the Depositor.

         ORIGINAL SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Subordinate Certificates as of the Cut-off Date.

         ORIGINAL VALUE: The lesser of (i) the Appraised Value or (ii) sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except that in instances where either (i) or (ii) is unavailable, the other may be used to determine Original Value, or if both (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Trustee.

         OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

         OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund.

         PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest determined as provided with respect thereto in Section 5.01(d). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

         PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

                  (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the Mortgage Loans and Permitted Investments held as part of the Trust;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

                  (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

                  (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

                  (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or the Master Servicer or any affiliate of the Trustee or the Master Servicer acts as a manager or an advisor;

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

         PERMITTED TRANSFEREE: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

         PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PHYSICAL CERTIFICATES: Initially, the Residual Certificates and the Private Certificates.

         PO CASH SHORTFALL: As defined in Section 6.01(d).

         PO DEFERRED AMOUNT: With respect to each Distribution Date, the aggregate of all amounts allocable on such Distribution Date to the Class P Certificates in respect of the principal portion of applicable Realized Losses on Discount Mortgage Loans and PO Cash Shortfall, and all amounts previously allocated in respect of such losses and such shortfall to the Class P Certificates and not distributed on prior Distribution Dates. No interest shall accrue on any PO Deferred Amount.

         PO DEFERRED PAYMENT WRITEDOWN AMOUNT: With respect to any Distribution Date, the amount if any, distributed on such date in respect of the PO Deferred Amount pursuant to clause SECOND of Section 6.01(a)(ii).

         PO PERCENTAGE: With respect to any Discount Mortgage Loan, the fraction, expressed as a percentage, equal to 7.25% minus the Net Rate thereof divided by 7.25%; and with respect to any Non-Discount Mortgage Loan, 0%.

         PO PRINCIPAL DISTRIBUTION AMOUNT: With respect to the Class P Certificates on each Distribution Date, an amount, without duplication, equal to the sum of:

                  (i) the applicable PO Percentage of the Scheduled Principal due on each Discount Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous principal prepayments, but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan which was the subject of a Principal Prepayment in full received by a Servicer during the applicable Prepayment Period;

                  (iii) the applicable PO Percentage of all Principal Prepayments in part for each Discount Mortgage Loan received during the applicable Prepayment Period;

                  (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of
         (A) the Scheduled Principal Balance of each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan that was purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

                  (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan or REO Property which was repurchased by BSMCC, Impac, Amresco or Provident on such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Discount Mortgage Loan that has been replaced by BSMCC, Impac, Amresco or Provident with a Substitute Mortgage Loan pursuant to Section 2.04 on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan.

         PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         PRIMARY MORTGAGE INSURANCE POLICY: With respect to any Mortgage Loan, any primary mortgage guaranty insurance policy, other than the CMAC PMI Policies, issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

         PRINCIPAL DISTRIBUTION REQUEST: Any request for a distribution in reduction of the Class Current Principal Amount of any Lottery Certificate, submitted in writing to a Depository Participant or Financial Intermediary (or, if such Lottery Certificate is no longer represented by a Book-Entry Certificate, to the Trustee) by the Certificate Owner (or Certificateholder) of such Lottery Certificate pursuant to Section 6.05(c) or 6.05(g), as applicable.

         PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

         PRIVATE CERTIFICATES: Any Class B-4, Class B-5 and Class B-6 Certificates.

         PROTECTED ACCOUNT: An account established and maintained in the name of the Trustee for the benefit of Certificateholders by the Master Servicer or any Servicer with respect to the Mortgage Loans and with respect to REO Property in a Designated Depository Institution or Rating Agency Eligible Account for receipt of principal and interest and other amounts as described in Section 4.01.

         PROVIDENT:  Provident Funding Associates, L.P.

         QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

         QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

         RANDOM LOT: With respect to any Distribution Date prior to the Cross-Over Date, if the amount available for distribution in reduction of the Current Principal Amount of any Class of Lottery Certificates on such Distribution Date exceeds the amount needed to honor all Prinicpal

Distribution Requests with respect to such Class on such date, the method by which the Depository will determine which Depository Participants holding interests in such Class of Certificates will receive payments of amounts distributable in respect of principal on such Class on such Distribution Date, using its established random lot procedures or, if such Class of Certificates is no longer represented by Book-Entry Certificates, the method by which the Trustee will determine which Certificates of such Class will receive payments of amounts distributable in respect of principal on such Class on such Distribution Date, using its own random lot procedures comparable to those used by the Depository.

         RATING AGENCIES:  S&P and DCR.

         RATING AGENCY ELIGIBLE ACCOUNT: An account, including one maintained with the Trustee or the Master Servicer, which either (i) is a trust account maintained with the corporate trust department of a depository institution or trust company (including, without limitation, the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with any Servicer, (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or higher by S&P and DCR, or one of the two highest short-term ratings by each Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iii) otherwise meets the requirements of each Rating Agency for the maintenance of the ratings on the Certificates.

         REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation LESS (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan.

         RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

         REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

         RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act

         REMIC: A real estate mortgage investment conduit, as defined in the Code.

         REMIC CERTIFICATES: The REMIC Regular Certificates and the Class R Certificates.

         REMIC REGULAR CERTIFICATES:  As defined in Section 5.01(c).

         REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause the REMIC to fail to qualify as a REMIC while any regular interest in the REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to the REMIC or (iii) constitute a taxable contribution to the REMIC after the Startup Day.

         REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted
Mortgage Loan.

         REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased pursuant to Article II an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase and reduced by (iii) any portion of the related Master Servicing Fees, Servicing Fees, Monthly Advances and advances payable to the purchaser of the Mortgage Loan and, if such Mortgage Loan is a CMAC Insured Loan, fees due CMAC at the related CMAC PMI Policy Rate.

         REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

         RESIDUAL CERTIFICATES:  The Class R Certificates.

         RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement or any other officer of the Trustee to whom matters under this Agreement may be referred.

         ROUNDING ACCOUNT: With respect to each Class of Lottery Certificates, the respective segregated, non-interest bearing Rating Agency Eligible Account created and maintained therefor pursuant to Section 6.05(e).

         ROUNDING ACCOUNT DEPOSITOR: For each Rounding Account, Bear, Stearns & Co. Inc.

         ROUNDING AMOUNT: With respect to any Class of Lottery Certificates and each Distribution Date prior to the Cross-Over Date on which such Class of Certificates is entitled to a distribution in reduction of the Current Principal Amount thereof, the amount, if any, necessary to round the aggregate of such distribution (after giving effect to any deposit into the related Rounding Account on such Distribution Date) upward to the next higher integral multiple of $1,000.

         RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit
F-2 hereto.

         S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

         SCHEDULED PRINCIPAL:  The principal portion of any Scheduled Payment.

         SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

         SECURITIES ACT:  The Securities Act of 1933, as amended.

         SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM

THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

         SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         SENIOR CERTIFICATES: Any of the Group 1A Senior Certificates and the Group 1B Senior Certificates.

         SENIOR PERCENTAGE: The Group 1A Senior Percentage or the Group 1B Senior Percentage, as applicable.

         SENIOR PREPAYMENT PERCENTAGE: The Group 1A Senior Prepayment Percentage or the Group 1B Senior Prepayment Percentage, as applicable.

         SERVICER REMITTANCE DATE: With respect to each Mortgage Loan, the date set forth in the related Servicing Agreement.

         SERVICER: With respect to the Group 1A Mortgage Loans and Group 1B Mortgage Loans, Impac, Alliance, Amresco or Provident as indicated on the Mortgage Loan Schedule.

         SERVICING AGREEMENT: One of the following agreements, attached hereto as Exhibits J-1, J-2, J-3 and J-4: (i) the Purchase, Warranties and Servicing Agreement, dated as of June 1, 1999, between Impac Funding Corporation and BSMCC, (ii) the Servicing Agreement dated as of June 1, 1999, between Alliance and BSMCC, (iii) the two Mortgage Loan Purchase and Servicing Agreements dated as of February 4, 1999 and March 30, 1999, respectively, between Amresco and BSMCC and (iv) the Mortgage Loan Purchase and Interim Servicing Agreement dated as of February 24, 1999, between Provident and BSMCC.

         SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate.

         SERVICING FEE RATE: A per annum rate with respect to each Mortgage Loan, as set forth on the Mortgage Loan Schedule.

         SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished to the Trustee by the Mater Servicer as such list may be amended from time to time.

         STARTUP DAY:  June 30, 1999.

         SUBORDINATE CERTIFICATE: A Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

         SUBORDINATE PERCENTAGE: With respect to each Loan Group and the related Senior Certificates, on any Distribution Date, 100% minus the related Senior Percentage.

         SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses and any related PO Deferred Payment Writedown Amount in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

         SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

                  (i) the applicable Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of each Principal Payment in part during the related Prepayment Period with respect to each Mortgage Loan and the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period;

                  (iii) the excess, if any, of the applicable Non-PO Percentage of (A) all Net Liquidation Proceeds with respect to the Mortgage Loans allocable to principal received during the related Prepayment Period over (B) the sum of the amounts distributable pursuant to clause (iii) of the definition of Group 1A Senior Optimal Principal Amount and the Group 1B Senior Optimal Principal Amount on such Distribution Date;

                  (iv) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or REO Property which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced with a Substitute Mortgage Loan on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

                  (v) on the Distribution Date on which the Current Principal Amounts of the Group 1A Senior Certificates and Group 1B Senior Certificates have all been reduced to zero, 100% of the sum of any Group 1A Senior Optimal Principal Amount and Group 1B Senior Optimal Principal Amount.

After the aggregate current Principal Amounts of the Subordinate Certificates have been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

         SUBORDINATE PREPAYMENT PERCENTAGE: On any Distribution Date, with respect to each Mortgage Loan, 100% minus the related Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the related Senior Certificates have each been reduced to zero, the related Subordinate Prepayment Percentage will equal 100%.

         SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to Section 2.04, in each case, (i) which has an Outstanding Principal Balance not materially greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; and
(vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted.

         TAX ADMINISTRATION AND TAX MATTERS PERSON: The Master Servicer or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for each Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for each of the REMIC, as more particularly set forth in Section 9.13 hereof.

         TRUSTEE FEE: As to any Mortgage Loans and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date on the preceding calendar month and (ii) the Trustee Fee Rate.

         TRUSTEE FEE RATE: As to any Mortgage Loan, a per annum rate equal to 0.01%.

         TRUST FUND or TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

         TRUSTEE: Bankers Trust Company of California, N.A.., or its successor in interest, or any successor trustee appointed as herein provided.

         UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

         UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

         Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (subject to the right of the Master Servicer to receive all income from Permitted Investments under Section 4.02(c)), (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or the Servicers in servicing accounts or Protected Accounts for the benefit of the holder of the Mortgage Loans, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto),
(vi) the rights with respect to the Servicing Agreements, (vii) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (viii) the CMAC PMI Policies, (ix) assets as shall be held in the Rounding Accounts and (x) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

         (b) In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee, with respect to (A) each Mortgage Loan, other than Cooperative Loans (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon, (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and
(vii) originals of all modification agreements, if applicable and available and
(B) each Cooperative Loan (i) the original Mortgage Note, endorsed, without recourse to the order of the Trustee, and showing, to the extent available, an unbroken chain of title from the originator to the Trustee or, in the case of a Mortgage Loan that is subject to the terms of a consolidation and modification agreement, an assignment of such agreement to the Trustee; (ii) the original duly executed assignment of security agreement to the Trustee; (iii) the original Mortgage; (iv) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the security agreement, and any required continuation statements, with evidence of filing indicated thereon; (v) the acknowledgment copy of the original executed Form UCC-3 with respect to the security agreement, indicating the Trustee as the assignee of the secured party, with evidence of filing indicated thereon; (vi) the stock certificate representing the stock allocated to the cooperative unit, with a stock power in blank attached; (vii) the original collateral assignment of the lease by Mortgagor to the originator and the assignment of the collateral assignment of the lease to the Trustee (which may be in blanket form), accompanied by the original lease; (viii) a copy of the recognition agreement;
(ix) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon;
(x) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan; and (xi) the certificate of primary mortgage insurance, if applicable;

PROVIDED, HOWEVER, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by BSMCC or the related Servicer, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from BSMCC or the related Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each as identified in the list delivered by the Depositor to the Trustee on the Closing Date and set forth in Exhibit I hereto, the Depositor may deliver a lost note affidavit and, if available, a copy of each original Mortgage Note; and PROVIDED, FURTHER, HOWEVER, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Depositor shall cause, at its expense, the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date. With respect to the Cooperative Loans, the Depositor will, promptly after the Closing Date, cause the related financing statements (if not yet filed) and an assignment thereof from the Depositor to the Trustee to be filed in the appropriate offices.

         Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and declares that it will hold all the documents (or certified copies thereof) delivered to it pursuant to Section 2.01 and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee shall acknowledge with respect to each Mortgage Loan by an Initial Certification substantially in the form of Exhibit G attached hereto, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibits B-1 and B-2 to this Agreement, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclauses (b)(iv),
(b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibits B-1 and B-2 or to appear to be defective on its face, the Trustee shall promptly provide BSMCC, Impac, Amresco or Provident, as applicable with an Interim Certification in the form of Exhibit L attached hereto, BSMCC, Impac, Amresco or Provident shall correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if such entity fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC, Impac, Amresco or Provident will, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of BSMCC, Impac, Amresco or Provident to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, BSMCC, Impac, Amresco or Provident shall not be required to purchase such Mortgage Loan if such entity delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the related entity cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that BSMCC, Impac, Amresco or Provident shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by BSMCC, Impac, Amresco or Provident within thirty days of its receipt of the original recorded document.

         (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor and the Master Servicer, a Final Certification substantially in the form annexed hereto as Exhibit H. In conducting such review, the Trustee will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibits B-1 and B-2 or to appear defective on its face, the Trustee shall promptly notify BSMCC, Impac, Amresco or Provident (PROVIDED, HOWEVER, that with respect to those documents described in subsection (b)(iv),
(b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). BSMCC, Impac, Amresco or Provident shall correct or cure any such defect or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if such entity is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC, Impac, Amresco or Provident shall, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price, PROVIDED, HOWEVER, that if such defect relates solely to the inability of BSMCC, Impac, Amresco or Provident to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents. or a certified copy, have not been returned by the applicable jurisdiction, BSMCC, Impac, Amresco or Provident shall not be required to purchase such Mortgage Loan, if such entity delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (c) In the event that a Mortgage Loan is purchased by BSMCC, Impac, Amresco or Provident in accordance with Subsections 2.02(a) or (b) above, such entity shall provide the Repurchase Price to the Trustee for deposit in the Certificate Account and shall provide to the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Certificate Account, the Trustee shall release to the applicable entity the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by such entity as are necessary to vest in such entity title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. The obligation of BSMCC, Impac, Amresco or Provident to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         Section 2.03. ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT AND OTHER AGREEMENTS. (a) The Depositor hereby assigns to the Trustee all of its right, title and interest in (i) the Mortgage Loan Purchase Agreement (but none of its obligations) insofar as such contract relates to the representations and warranties set forth in Exhibit C hereto regarding the Mortgage Loans (including the substitution and repurchase obligations of BSMCC, Impac, Amresco or Provident), and (ii) in the Servicing Agreements; provided that the obligations of BSMCC, Impac, Amresco or

Provident to substitute or repurchase a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof; and provided further, that BSMCC shall have no obligation to repurchase or substitute for a Mortgage Loan unless the breach of a representation or warranty occurred between the time the related Servicing Agreement was executed and the Closing Date. At the request of the Trustee, the Depositor (or the Master Servicer, in the case of the Servicing Agreements, as agent for the Trustee) shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

         (b) If the Master Servicer, Depositor or Trustee discovers a breach of any of the representations and warranties set forth in Exhibit C or Section 7 of the Mortgage Loan Purchase Agreement and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. BSMCC, Impac, Amresco or Provident within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to Section 2.04, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee at the Repurchase Price; PROVIDED, HOWEVER, that if there is a breach of any representation set forth in Exhibit C and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the applicable entity shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the applicable entity to the extent not required by law to be paid to the borrower.) Any such purchase by BSMCC, Impac, Amresco or Provident shall be made by providing an amount equal to the Repurchase Price to the Trustee for deposit in the Certificate Account and the Trustee, upon deposit of the Repurchase Price in the Certificate Account and of written notification detailing the components of such Repurchase Price, shall release to the applicable entity the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by BSMCC, Impac, Amresco or Provident, without recourse, as are necessary to vest in the applicable entity title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of BSMCC, Impac, Amresco or Provident, to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

         Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.03, BSMCC, Impac, Amresco or Provident may, no later than the date by which such purchase by such entity would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the applicable entity that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; PROVIDED, HOWEVER, that substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify BSMCC, Impac, Amresco or Provident and the Master Servicer in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, BSMCC, Impac, Amresco or Provident shall provide to the Trustee for deposit in the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by BSMCC, Impac, Amresco or Provident of the Repurchase Price for the purchase of a Mortgage Loan by such entity. After such notification to BSMCC, Impac, Amresco or Provident and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the applicable entity. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of BSMCC, Impac, Amresco or Provident, as applicable, and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to the applicable entity the related Mortgage File related to any Mortgage Loan released pursuant to this
Section 2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the applicable entity title to and rights under any Mortgage Loan released pursuant to this Section 2.04. BSMCC, Impac, Amresco or Provident, as applicable, shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the applicable Servicing Agreement and Exhibit C shall be deemed to have been made by BSMCC, Impac, Amresco or Provident with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agencies.

         Section 2.05. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

         Section 2.06. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants to the Depositor and the Master Servicer as of the Closing Date (and in the case of paragraphs (iv) and (v) below throughout the term of the Agreement), that:

                  (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States with a principal place of business in Irvine, California.

                  (ii) Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of FHA or a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

                  (iii) To the best of the Trustee's knowledge, after reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Association or By-Laws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the fiduciary activities of a national bank. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

                  (iv) This Agreement has been duly executed and delivered by the Trustee. This Agreement, when executed and delivered by the other parties hereto, will constitute the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law; and

                  (v) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited.

         Section 2.07. REPRESENTATIONS AND WARRANTIES CONCERNING THE DEPOSITOR. The Depositor hereby represents and warrants to the Trustee and the Master Servicer as follows:

                  (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                  (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                  (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

         Section 2.08. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER.
(a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

                           (i) it is validly existing and in good standing under
the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

                           (ii) the execution and delivery of this Agreement by
the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

                           (iii) this Agreement constitutes, assuming due
authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                           (iv) the Master Servicer is not in default with
respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

                           (v) the Master Servicer is not a party to or bound by
any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

                           (vi) no litigation is pending or, to the best of the
Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                           (vii) the Master Servicer, or an affiliate thereof
the primary business of which is the servicing of conventional residential mortgage loans, is an Fannie Mae- and Freddie Mac approved seller/servicer;

                           (viii) no consent, approval, authorization or order
of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

                           (ix) the consummation of the transactions
contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

                           (x) the Master Servicer has obtained an errors and
omissions insurance policy and a fidelity bond, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

                           (xi) the Master Servicer's computer programs, systems
and applications used in master servicing the Mortgage Loans, and service any Mortgage Loans that it directly services, will be replaced or modified and maintained to operate in such a manner that at all times, including on and after January 1, 2000, it can master service the Mortgage Loans, and service any Mortgage Loans that it directly services, in accordance with the terms of this Agreement.

                  (b) It is understood and agreed that the representations and warranties set forth in this Section 2.08 shall survive the execution and delivery of this Agreement.

         Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

         Section 3.01. DUTIES OF THE MASTER SERVICER. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 6.04 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Protected Account pursuant to the applicable Servicing Agreements. Subject to Section 3.05, the Trustee shall furnish the Master Servicer with any powers of attorney and other documents supplied to it reasonably necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans.

         Section 3.02      MONITORING OF SERVICERS' PERFORMANCE.

                  The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or enter into a Servicing Agreement with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

         Section 3.03. MASTER SERVICER FIDELITY BOND AND MASTER SERVICER ERRORS AND OMISSIONS INSURANCE POLICY. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

         Section 3.04 MASTER SERVICER'S FINANCIAL STATEMENTS AND RELATED INFORMATION. For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of the Master Servicer's annual unaudited financial statements on or prior to May 31 of each year, which may be in the form of the consolidated financial statements of the Master Servicer's corporate parent. Such financial statements shall include a balance sheet, income statement and statement of retained earnings.

         Section 3.05 POWER TO ACT; PROCEDURES. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         Section 3.06 TERMINATION OF SERVICING AGREEMENTS; SUCCESSOR SERVICERS.
(a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement. In such event, the Master Servicer shall appoint a successor servicer or shall itself (or through an Affiliate) act as servicer of the related Mortgage Loans. It is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected.

                  (b) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

         Section 3.07 "DUE ON SALE" CLAUSES; ASSUMPTION AGREEMENTS. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 3.08 RELEASE OF MORTGAGE FILES. (a) Upon payment in full of any Mortgage Loan or the receipt by any Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering two copies (one of which will be returned to the Master Servicer with the Mortgage File) of a certification signed by a Servicing Officer in the Form of Exhibit D, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited, and shall request delivery to the Master Servicer or a Servicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly, but in no event later than five Business Days, release the related Mortgage File to the Master Servicer or a Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee two copies (one of which will be returned to the Master Servicer with the Mortgage File) of a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or Servicer, as the case may be.

         (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.13(b) to be returned to the Trustee when the need therefor no longer exists, unless the related Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer, the related Insurer or Servicer to whom such file or document was delivered shall retain such file or document in its respective control unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a related Mortgage Loan becomes a Liquidated Mortgage Loan, the Master Servicer shall deliver the Request for Release with respect thereto to the Trustee upon deposit of the related Liquidation Proceeds in the Certificate Account.

         (d) The Trustee shall execute and deliver to the Master Servicer and the Master Servicer shall forward to the related Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer or related Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.09 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR TRUSTEE. (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Protected Account the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; PROVIDED, HOWEVER, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

         Section 3.10 [RESERVED].

         Section 3.11 STANDARD HAZARD AND FLOOD INSURANCE POLICIES. For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Protected Account, subject to withdrawal pursuant to Sections 4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; PROVIDED, HOWEVER, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.02 and 4.03.

         Section 3.12 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and claims for FHA contracts of insurance with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Protected Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.13 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES AND THE CMAC PMI POLICIES. (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

                  (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance

Policies shall be deposited in the Protected Account, subject to withdrawal pursuant to Sections 4.02 and 4.03.

                  (c) The Master Servicer shall maintain and keep in full force and effect the CMAC PMI Policies with respect to each CMAC Insured Loan. The Master Servicer shall effect the timely payment of the premium on each CMAC PMI Policy.

         Section 3.14 TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS. The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable, the CMAC PMI Policies and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee, upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 3.15 REALIZATION UPON DEFAULTED MORTGAGE LOANS. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

         Notwithstanding the foregoing, in the event that a Foreclosure Restricted Loan goes into foreclosure, if acquiring title to the related Mortgaged Property by foreclosure or by deed in lieu of foreclosure would cause the concentration of Foreclosure Restricted Loans that are currently included in the Trust Fund after foreclosure to exceed 0.75% of the current Outstanding Principal Balance of the Mortgage Loans, the Master Servicer will not be permitted to acquire title to such Mortgage Loan on behalf of the Trust Fund, and shall inform the related Servicer not to acquire title to such Mortgage Loan. Instead, the Master Servicer will inform BSMCC and BSMCC shall purchase from the Trust Fund the related Mortgage Loan at the Repurchase Price.

         Section 3.16 COMPENSATION TO THE MASTER SERVICER. The Master Servicer shall be entitled either (a) to pay itself the Master Servicing Fee, as reduced pursuant to Section 6.07, in respect of remittances from the Servicers prior to the deposit of such payment in the Protected Account or (b) to withdraw from the Protected Account, subject to Section 4.02, the Master Servicing Fee, in each case from amounts on deposit in the Certificate Account as described below. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise, including any prepayment premium or penalty, shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Protected Account. In addition, the Master Servicer will be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a Principal Prepayment in Full or otherwise in excess of amounts required to be remitted to the Certificate Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Protected Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Article IV all income and gain realized from any investment of funds in the Protected Account and the Certificate Account shall be for the benefit of the Master Servicer as additional compensation.

                  The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 6.07.

         Section 3.17 REO PROPERTY. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

                  (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the related Certificate Account on the next succeeding Funds Transfer Date;

         Section 3.18 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before May 31 of each year, commencing on May 31, 2000, an Officer's Certificate, certifying that with respect to the period ending December

31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

                  (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         Section 3.19 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer, and if the Master Servicer did not directly service such Mortgage Loans, the Master Servicer shall cause the related Servicer, at their expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before May 31 of each year, commencing on May 31, 2000 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

                                   ARTICLE IV

                                    Accounts

         Section 4.01. PROTECTED ACCOUNTS. (a) The Master Servicer shall establish and maintain a Protected Account and shall enforce the obligation of each Servicer to establish and maintain a separate servicing account in accordance with the applicable Servicing Agreement complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by Section 3.16, in the case of the Master Servicer, and by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the related Protected Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. All Protected Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution or a Rating Agency Eligible Account in the name of the Trustee for the benefit of Certificateholders. The Master Servicer may, and the Master Servicer may permit a Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Protected Accounts), commingle accounts, or to establish Protected Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Protected Accounts are Rating Agency Eligible Accounts.

         Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer as additional compensation as provided in Section 3.16 of this Agreement or by the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Servicer. The Master Servicer shall itself, or shall cause the related Servicer (to the extent provided in the Servicing Agreement) to, deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

         (b) Subject to this Article IV, on or before each Funds Transfer Date, the Master Servicer shall withdraw from the Protected Accounts and shall immediately deposit in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

                  (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Master Servicer or Servicers which were due on or before the related Due Date, net of the amount thereof comprising the Master Servicing Fee or Servicing Fees and net of any portion thereof payable to CMAC under the CMAC PMI Policies;

                  (ii) Full Principal Prepayments and any Liquidation Proceeds received by the Master Servicer or related Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee or Servicing Fees;

                  (iii) Partial prepayments of principal received by the Master Servicer or related Servicers for such Mortgage Loans in the related Prepayment Period; and

                  (iv) Any amount to be used as a Certificate Account Advance.

         (c) Withdrawals may be made from a Protected Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c); to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; to withdraw investment earnings on amounts in the Protected Account as described in Section 3.16; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in
Section 4.02(b) certain amounts otherwise due to the Master Servicer and the Servicers may be retained by them and need not be deposited in the Certificate Account.

         (d) The Master Servicer shall promptly deliver to the Trustee, upon request, a statement from the institution at which each Protected Account is maintained showing deposits and withdrawals during the prior month.

         Section 4.02. CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated non-interest bearing trust account or accounts. The Trustee will deposit in the Certificate Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b);

                  (ii) Any Monthly Advance and any Compensating Interest
         Payments;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account;

                  (iv) The Repurchase Price with respect to any Mortgage Loans purchased by BSMCC, Impac, Amresco or Provident pursuant to Sections
         2.02 or 2.03, any amounts which are to be treated pursuant to Section
         2.05 as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01; and

                  (v) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement.

         (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(i), (ii),
(iii), (iv), (vi), (vii), (ix) and (xiv) need not be credited by the Master Servicer or the related Servicer to the Certificate Account and may be retained by the Master Servicer or the related Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer any provision herein to the contrary notwithstanding.

         (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office and the Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC, BIF or SAIF to the maximum coverage provided thereby, (ii) invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments described in clause (viii) of the definition of Permitted Investments to be held by the Trustee as the Master Servicer may select, or
(iii) from the maturity of any Permitted Investment on the Business Day prior to a Distribution Date through the distribution of such funds on such Distribution Date or at such other time and in such amount as, in the judgment of the Trustee, cannot reasonably be invested in accordance with items (i) or (ii) of this sentence, held by the Trustee uninvested in such Certificate Account. All Permitted Investments shall be payable on demand or mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date (except that any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date). The Master Servicer shall be entitled to all investment earnings on amounts in the Certificate Account. With respect to the Certificate Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 4.03. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Protected Account in accordance with the terms of this Agreement):

                  (i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds or any advance of such Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                  (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

                  (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; PROVIDED THAT the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

                  (iv) to pay the Master Servicer or any Servicer (payment to any Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer or any Servicer (payment to any Servicer to be subject to prior payment to the Master Servicer of the portion of the Master Servicing Fee which the Master Servicer is entitled to retain) from the Repurchase Price for any Mortgage

         Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation;

                  (vi) to reimburse the Master Servicer or any Servicer for advances of funds pursuant to Sections 3.11 and 3.12, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                  (vii) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

                  (viii) to pay the Master Servicer as set forth in Section
         3.16;

                  (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 7.04(c) and (d) and 11.03;

                  (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

                  (xi) to clear and terminate the Certificate Account pursuant to Section 10.01;

                  (xii) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

                  (xiii)   to remove amounts deposited in error; and

                  (xiv) to withdraw investment earnings on amounts in the Certificate Account as described in Section 4.02(c).

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Certificate Account under Section 4.02(b).

         (b) On each Distribution Date, the Trustee shall pay the amount distributable to the Holders of the Certificates payable in accordance with
Section 6.01 from the funds in the Certificate
Account.

         (c) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Servicers to deduct from amounts received by them or from the related

Protected Account, prior to deposit in the Certificate Account, any portion to which such Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Servicers.

                                    ARTICLE V

                                  Certificates

         Section 5.01. CERTIFICATES. (a) The Depository, the Depositor and the Trustee have entered into a Depository Agreement dated as of June 30, 1999 (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

         The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

         All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. None of the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c) The REMIC will be evidenced by the Certificates (other than the Class X-1, Class X-2 and Class R Certificates) other than Components of the Class X-1 Certificates and Class X-2

Certificates ("REMIC Regular Certificates") which are hereby designated as the "regular interests" in the REMIC and the Class R Certificate which is hereby designated as the single "residual interest" in the REMIC, respectively. Any amounts with respect to the Mortgage Loans payable to the Certificates other than the Residual Certificates shall be payable to the REMIC Regular Certificates.

         (d) The Classes of the Certificates and the Components shall have the following designations, initial principal amounts and Pass-Through Rates:


       DESIGNATION                INITIAL PRINCIPAL AMOUNT                  PASS-THROUGH RATE
       -----------                ------------------------                  -----------------
            A-1                    $        126,234,000                            7.25%
            A-2                    $        49,650,455                             7.25%
            A-3                    $        35,715,338                             7.25%
            A-4                    $        8,257,000                              7.25%
            A-5                    $        2,234,638                              7.25%
            A-6                    $        1,000,000                              7.25%
            A-7                    $        1,000,000                              7.25%
              P                    $        285,668                                0.00%
         X-1/1A                             (1)                                     (1)
         X-1/1B                             (2)                                     (2)
         X-2/1A                             (3)                                     (3)
         X-2/1B                             (4)                                     (4)
            B-1                    $        10,433,300                             7.25%
            B-2                    $        4,418,900                              7.25%
            B-3                    $        2,577,600                              7.25%
            B-4                    $        1,472,900                              7.25%
            B-5                    $        982,000                                7.25%
            B-6                    $        1,227,558                              7.25%
              R                    $        100                                    7.25%

--------------
(1) The Class X-1 1A Component bears interest on its Notional Amount (equal to the aggregate Scheduled Principal Balance of the Mortgage Loans not subject to prepayment penalties in Loan Group 1A) at a variable pass-through rate equal to the weighted average of the excess of (a) the Net

Rate on each such Mortgage Loan over (b) 7.25% per annum. The initial Notional Amount for the Class X-1/1A Components is $111,375,182.84.

(2) The Class X-1 1B Component bears interest on its Notional Amount (equal to the aggregate Scheduled Principal Balance of the Mortgage Loans not subject to prepayment penalties in Loan Group 1B at a variable pass-through rate equal to the weighted average of the excess of (a) the Net Rate on each such Mortgage Loans over (b) 7.25% per annum. The initial Notional Amount for the Class X-2 1B Components is $27,673,053.09.

(3) The Class X-2 1A Component bears interest on its Notional Amount (equal to the aggregate Scheduled Principal Balance of the Mortgage Loans subject to prepayment penalties in Loan Group 1A) at a variable pass-through rate equal to the weighted average of the excess of (a) the Net Rate on each such Mortgage Loan over (b) 7.25% per annum. The initial Notional Amount for the Class X-2. 1A Components is $81,239,117.62.

(4) The Class X-2 1B Component bears interest on its Notional Amount (equal to the aggregate Scheduled Principal Balance of the Mortgage Loans subject to prepayment penalties in Loan Group 1B) at a variable pass-through rate equal to the weighted average of the excess of (a) the Net Rate on each such Mortgage Loan over (b) 7.25% per annum. The initial Notional Amount for the Class X-2 1B Components is $25,202,104.77.

         (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of such Class applicable to such Distribution Date.

         (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4 and A-5. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

         (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. Each Class of Private Certificates will be issued in certificated fully-registered form in minimum denominations of $50,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. Each Class of Residual Certificates shall be issued in certificated fully-registered form in denominations of $100 with respect to the Class R Certificates. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and
(ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Depositor to the Depository or pursuant to the Depository's instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

         (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

         (i) The Closing Date is hereby designated as the "startup" day of the REMIC within the meaning of Section 860G(a)(9) of the Code.

         (j) For federal income tax purposes, the REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

         (k) The Trustee on behalf of the Trust shall cause the REMIC to elect to be treated as a real estate mortgage investment conduit under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

         (l) The Assumed Final Distribution Date for distributions is July 25, 2029. The Assumed Final Distribution Date in the case of the Class A Certificates is the Distribution Date on which the Current Principal Amount of Class A Certificates is reduced to zero, assuming a constant percentage of 0% CPR and the assumptions set forth under "Yield and Prepayment Considerations-Decrement Tables" in the Prospectus Supplement. The Assumed Final Distribution Date in the case of all Classes of Certificates other than the Class A Certificates is the Distribution Date in the month following the latest scheduled maturity of all the Mortgage Loans.

         Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

         (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                  (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

         (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

                  (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

                  (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

                  (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

         (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the
Depository:

                  (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                  (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

                  (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall issue a comparable Global Certificate.

                  (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall cancel the Global Certificate and issue a comparable Individual Certificate.

         (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

         (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(h) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

         (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

         (m) The following legend shall be placed on each Class of Subordinate Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

         THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

         Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such

Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

         (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer or the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.01 and for all other purposes whatsoever. None of the Master Servicer, the Depositor, the Trustee nor any agent of the Master Servicer, the Depositor or the Trustee shall be affected by notice to the contrary No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the fifth Business Day preceding such Record Date.

         Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES.(a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Depositor obtained by the proposed transferee. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Depositor and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 5.05(b)) (and, unless the Tax Matters Person and the Depositor consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

         (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause the REMIC to fail to qualify as a REMIC.

         (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

         (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust, other than those matters regarding transfer restrictions contained in this Section 5.05.

         Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES.
(a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Depositor) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Physical Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of a Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

         (b) Each Class of Private Certificates shall bear a Securities Legend.

         Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Class of Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee and the Master Servicer with an Opinion of Counsel satisfactory to the Trustee and the Master Servicer, which opinion will not be at the expense of the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (ii) a representation or certification, in the Form attached hereto as Exhibit M, to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (II) will not subject the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

         (b) Any Person acquiring an interest in a Book-Entry Certificate or a Global Certificate which is a Subordinate Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) the transfer and/or holding of an interest in such Certificate to that Person and the subsequent servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

         (c) Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void AB INITIO and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee from and against any and all liabilities, claims, costs or expenses incurred by the Trustee as a result of such attempted or purported transfer.

         Section 5.08. RULE 144A INFORMATION. For so long as any Private Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act,

(1) the Depositor will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A. The Master Servicer shall cooperate with the Depositor and furnish the Depositor such information in the Master Servicer's possession as the Depositor may reasonably request.

                                   ARTICLE VI

                         Payments to Certificateholders

         Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in July 1999 as follows:

                  (i) On each Distribution Date prior to the Cross-Over Date, the Group 1A Available Funds will be distributed in the following order of priority among the Group 1A Senior
                  Certificates:

                           FIRST, to the Group 1A Senior Certificates, on a PRO RATA basis, the Accrued Certificate Interest on such Class for such Distribution Date;

                           SECOND, to the Group 1A Senior Certificates, on a PRO RATA basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1A Available Funds;

                           THIRD, to the Group 1A Senior P&I Certificates in reduction of the Current Principal Amounts thereof, the Group 1A Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 1A Available
                           Funds, in the following order of priority:

                                            first, to the Class R Certificates,
                                            until the Current Principal Amount
                                            of such Class has been reduced to
                                            zero; and

                                            second, to the Class A-1 and Class
                                            A-2 Certificates, in that order, in
                                            each case until the Current
                                            Principal Amount of such Class has
                                            been reduced to zero;

                  (ii) On each Distribution Date prior to the Cross-Over Date, the Group 1B Available Funds will be distributed in the following order of priority among the Group 1B Senior
                  Certificates:

                           FIRST, to the Group 1B Senior Certificates, on a PRO RATA basis, the Accrued Certificate Interest on such Class for such Distribution Date;

                           SECOND, to the Group 1B Senior Certificates, on a PRO RATA basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1B Available Funds;

                           THIRD, to the Group 1B Senior P&I Certificates in reduction of the Current Principal Amounts thereof, the Group 1B Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 1B Available Funds, in the following order of priority:

                                            first, to the Class A-3
                                            Certificates, until the Current
                                            Principal Amount of such Class has
                                            been reduced to zero;

                                            second, to the Class A-4 and Class
                                            A-7 Certificates on a PRO RATA
                                            basis, until the Current Principal
                                            Amounts of such Classes have been
                                            reduced to zero; and

                                            third, to the Class A-5 and Class
                                            A-6 Certificates on a PRO RATA
                                            basis, until the Current Principal
                                            Amounts of such Classes have been
                                            reduced to zero;

                  (iii) On each Distribution Date prior to the Cross-Over Date, an amount equal to any remaining Group 1A and Group 1B Available Funds after the distributions in (i) and (ii) above will be distributed as follows, in each case, to the extent of remaining Group 1A and Group 1B Available Funds:

                           FIRST, the PO Principal Distribution Amount to the Class P Certificates, until the Current Principal Amount of such class has been reduced to zero;

                           SECOND, the PO Deferred Amount for such Distribution Date, to the Class P Certificates, provided, that (i) on any Distribution Date, distributions pursuant to this priority SECOND shall not exceed the excess, if any, of (x) the Group 1A and Group 1B Available Funds remaining after giving effect to distributions pursuant to clauses FIRST through THIRD of clauses
                           (i) and (ii) above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates then outstanding,
                           (ii) such distributions shall not reduce the Current Principal Amount of the Class P Certificate and (iii) no distribution will be made in respect of the PO Deferred Amount on or after the Cross-Over Date; and

                           THIRD, sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.

         (b) On each Distribution Date prior to the occurrence of the Cross-Over Date but after the reduction of the Current Principal Amounts of either the Group 1A or Group 1B Senior P&I Certificates to zero, the remaining group of Senior P&I Certificates will be entitled to receive in reduction of their Current Principal Amounts, in the applicable priority set forth above, 100% of the Non PO Percentage of the Principal Prepayment on any Mortgage Loan in the Loan Group relating to the fully repaid Senior P&I Certificates; provided, however, (i) if one such Distribution Date the aggregate Current Principal Amount of the Subordinate Certificates divided by the Scheduled

Principal Balance of the Mortgage Loans is greater than or equal to two times such fraction calculated as of the Closing Date, and (ii) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates, is less than 50%, no such diversion of amounts of principal prepayments otherwise due to the Subordinate Certificates in accordance with (a)(iii) above will be required to be made. In addition, if on any Distribution Date on which the aggregate Current Principal Amount of any group of Senior P&I Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in the other Loan Group will be distributed to such group of Senior P&I Certificates in reduction of the Current Principal Amounts thereof in the applicable priority set forth above, until the aggregate Current Principal Amount of such group of Senior P&I Certificates is an amount equals to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Loan Group (other than the PO portion of the Discount Mortgage Loans) and any Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, 100% of the Principal Prepayments otherwise allocable to the Subordinate Certificates on the Mortgage Loans in the other Loan Group will be distributed to such group of Senior P&I Certificates in reduction of the Current Principal Amounts thereof in the applicable priority set forth above, until the aggregate Current Principal Amount of such group of Senior P&I Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Loan Group (other than the PO portion of the Discount Mortgage Loans).

         (c) On each Distribution Date on or after the Cross-Over Date, all priorities relating to distributions as described above in respect of principal among the Group 1A and Group 1B Senior Certificates (other than the Class P Certificates) will be disregarded and an amount equal to the PO Percentage of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class P Certificates, and following distributions of interest pursuant to priorities FIRST and SECOND above of clauses (a)(i) and (ii) above, the Group 1A and Group 1B Senior Optimal Principal Amount will be distributed to the Group 1A and Group 1B Senior P&I Certificates remaining pro rata, regardless of the allocation, or sequential nature, of principal payments described in priority THIRD of clauses
(a)(i) and (ii) above, based upon the then Current Principal Amounts of such Group 1A and Group 1B Senior Certificates.

         (d) If, after distributions have been made pursuant to priorities FIRST and SECOND under Section 6.01(a)(i) above on any Distribution Date, the remaining Group 1A and Group 1B Available Funds are less than the sum of the Group 1A Senior Optimal Principal Amount, Group 1B Senior Optimal Principal Amount and the PO Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Group 1A and Group 1B Available Funds will be distributed on the Group 1A Senior P&I Certificates, Group 1B Senior P&I Certificates and Class P Certificates on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class P Certificates pursuant to this paragraph, the principal balance of the Class P Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class P Certificates in accordance with priority FIRST under Section 6.01(a)(iii) above and (ii) principal actually distributed to the Class P Certificates after giving effect to this paragraph (such difference, the "PO Cash Shortfall").

         (e) "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

         (f) On each Distribution Date, any Group 1A or Group 1B Available Funds remaining after payment of interest and principal as described above will be distributed to the Class R Certificates.

         (g) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

         (h) If on any Distribution Date the Available Funds for the Senior Certificates is less than the Accrued Certificate Interest on the Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

         (i) (i) On each Distribution Date prior to the Cross-Over Date, distributions in reduction of the Current Principal Amounts of any Lottery Certificates will be made in accordance with the provisions of Section 6.05.

         With respect to any Class of Lottery Certificates, upon the earlier of the Cross-Over Date and the next Distribution Date after the Distribution Date on which the Current Principal Amount of such Class of Lottery Certificates has been reduced to zero, (x) to the extent the balance of funds remaining in the related Rounding Account is less than $999.99, the balance in such Rounding Account shall be restored to $999.99 (or, if less, the sum of such remaining balance and the amount so distributable) from Group 1B Available Funds otherwise available for distribution on all outstanding Classes of Certificates and (y) such Rounding Account shall be cleared and terminated, and the amounts therein shall be distributed to the Class R Certificates on such date (which distribution shall not reduce the Current Principal Amount thereof).

                  (ii) As provided in Section 6.05(f), notwithstanding any provisions herein to the contrary, on the Cross-Over Date and on each subsequent Distribution Date, distributions in reduction of the Current Principal Amounts of any Class of Lottery Certificates shall be made on a pro rata basis among the outstanding Certificates of the respective Class, based on the Percentage Interest in each such Class represented by each Certificate. The Master Servicer shall notify the Trustee and the Trustee shall notify the Depository prior to the first Distribution Date on which any Cross-Over Date occurs. On the Cross-Over Date and on each subsequent Distribution Date, the

Trustee shall not, and the Depository is not authorized to, make distributions or payments in respect of any Class of Lottery Certificates in accordance with any Principal Distribution Request or by Random Lot.

         (j) The expenses and fees of the Trust shall be paid by the REMIC, to the extent that such expenses relate to the assets of the REMIC.

         Section 6.02. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

         (b) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

                           (i) The applicable PO Percentage of any such Realized Loss on a Discount Mortgage Loan and any PO Cash Shortfall shall be allocated to the Class P Certificates; and

                           (ii) The applicable Non-PO Percentage of any such Realized Loss on a Mortgage Loan shall be allocated as follows:

                                    first, to the Class B-6 Certificates until
         the Current Principal Amount thereof has been reduced to zero;

                                    second, to the Class B-5 Certificates until
         the Current Principal Amount thereof has been reduced to zero;

                                    third, to the Class B-4 Certificates until
         the Current Principal Amount thereof has been reduced to zero;

                                    fourth, to the Class B-3 Certificates until
         the Current Principal Amount thereof has been reduced to zero;

                                    fifth, to the Class B-2 Certificates until
         the Current Principal Amount thereof has been reduced to zero;

                                    sixth, to the Class B-1 Certificates until
         the Current Principal Amount thereof has been reduced to zero; and

                                    seventh, to the Classes of related Senior
         Certificates, PRO RATA, in accordance with their Current Principal Amounts;

         (c) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to (i) a Class of Group 1A Certificates or Group 1B Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Group 1A Certificates and Group 1B Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Group 1A Mortgage Loans and Group 1B Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

         (d) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

         (e) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class P Certificates on any Distribution Date through the related Cross-Over Date will be taken into account in determining distributions in respect of the PO Deferred Amount for such Distribution Date.

         (f) On each Distribution Date, the Master Servicer shall determine the Subordinate Certificate Writedown Amount. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Cross-Over Date, the Current Principal Amounts of the Subordinate Certificates, in the reverse order of their numerical Class designations and (ii) from and after the Cross-Over Date, the Group 1A Senior Certificates and Group 1B Senior Certificates, PRO RATA based on their respective Current Principal Amounts, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

         (g) On each Distribution Date, on or prior to the Cross-Over Date the Trustee shall determine the PO Deferred Payment Writedown Amount with respect to the Class P Certificates, if any. Any such PO Deferred Payment Writedown Amount with respect to the Class P Certificates shall effect a corresponding reduction in the Current Principal Amount of the Subordinate Certificates in the reverse order of their numerical Class designations.

         (h) The interest portion of any Realized Losses with respect to the Group 1A Mortgage Loans and Group 1B Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Group 1A Certificates or Group 1B Certificates, but will reduce the amount of Group 1A Available Funds and Group 1B Available Funds, respectively, on the related Distribution Date. As a result of the subordination of the Subordinate Certificates, in right of distribution, such Realized Losses will be borne first by the Subordinate Certificates in inverse order of their numerical Class designations..

         Section 6.03. PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's PRO RATA share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate the amount to be distributed to each

Class and, based on such amounts, the Trustee shall determine the amount to be distributed to each Certificateholder. All of the Trustee's calculations of payments shall be based solely on information provided to the Trustee by the Master Servicer. The Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

         (b) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount of not less than $1,000,000 by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         Section 6.04. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Master Servicer shall prepare and forward to the Trustee, who shall forward by first-class mail to each Certificateholder, with a copy to the Depositor and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses (i) through (vi) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, in the case of the Class X-1 and Class X-2 Certificates, a Notional Amount of $1,000 or in the case of the Residual Certificates, an initial Current Principal Amount of $100 for the Class R Certificates and expressed with respect to clauses (viii) through
(xv) with respect to each Loan Group separately:

                  (i) the Current Principal Amount (or Notional Amount) of each Class of Certificates immediately prior to such Distribution Date;

                  (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

                  (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class of interest-bearing Certificates during the related Interest Accrual
         Period;

                  (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of interest-bearing Certificates;

                  (v) the amount of the distribution allocable to interest on each Class of interest-bearing Certificates;

                  (vi) the Pass-Through Rates for each Class of interest-bearing Certificates with respect to such Distribution Date;

                  (vii) the Current Principal Amount (or Notional Amount) of each Class of Certificates after such Distribution Date;

                  (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the related Servicers included in such distribution separately stated for each Loan Group;

                  (ix) the amount of any Realized Losses (listed separately for each Loan Group) during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

                  (x) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) with respect to each Loan Group and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date with respect to each Loan Group;

                  (xi) the number of Mortgage Loans (excluding REO Property) in each Loan Group remaining in the Trust Fund as of the end of the related Due Period;

                  (xii) information for each Loan Group regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Scheduled Principal Balance of Mortgage Loans delinquent one month, two months and three months or more;

                  (xiii) for each Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

                  (xiv) for each Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

                  (xv) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Loan Group; PROVIDED THAT, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

                  (xvi) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

                  (xvii) the then applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for each Loan Group; and

                  (xviii) any occurrence of a Cross-Over Date.

         The information set forth above shall be calculated, or reported, as the case may be, by the Master Servicer upon which the Trustee may conclusively rely and which the Trustee shall not be required to confirm or verify. The information furnished by the Master Servicer shall be sufficient for the Trustee to make any payments or prepare any statements it is required to make.

         The Master Servicer may make available each month, to any interest party, the monthly statement to Certificateholders via the Master Servicer's website, electronic bulletin board and its fax-on-demand service. The Master Servicer's website will be located at "www.ctslink.com." The Master Servicer's electronic bulletin board may be accessed by calling (301) 815-6620 and its fax-on-demand service may be accessed by calling (301) 815-6610.

         (b) By April 30 of each year beginning in 2000, the Trustee will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Master Servicer determines and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

         The Master Servicer shall supply to the Trustee in a timely manner the information required for the reports described above.

         Section 6.05. DISTRIBUTIONS TO HOLDERS OF LOTTERY CERTIFICATES. (a) Except as provided in subsections (d) and (f) below, on each Distribution Date on which distributions in reduction of the Current Principal Amount of a Class of Lottery Certificates are made, such distributions will be made in the following order of priority:

                  (i) FIRST, in respect of any Principal Distribution Request by the personal representative of a Deceased Holder of such Class of Certificates, a surviving tenant by the entirety, a surviving joint tenant, a surviving tenant in common or such other Person empowered to act on behalf of such Deceased Holder upon his or her death, in an amount up to but not exceeding $100,000 per request; and

                  (ii) SECOND, in respect of any Principal Distribution Request by a Living Holder of such Class of Certificates, in an amount up to but not exceeding $10,000 per request.

         Thereafter, distributions in respect of such Lottery Certificates submitted on behalf of each Deceased Holder will be made as provided in clause
(i) above up to a second $100,000 per request and distributions in respect of such Class submitted on behalf of each Living Holder will be made as provided in clause (ii) above up to a second $10,000 per request. This sequence of priorities will be repeated until all such requests have been honored to the extent of amounts available for distribution in reduction of the Current Principal Amount of such Class of Lottery Certificates.

         Principal Distribution Requests presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in the order of their receipt by the Depository. Principal Distribution Requests presented in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Depository after all requests presented in accordance with clause (i) have been honored. All Principal Distribution Requests with respect to any Distribution Date shall be made in accordance with Section 6.05(c) below and must be received by the Depository no later than the close of business on the related Record Date. Principal Distribution Requests that are received by the Depository after the related Record Date and requests, in either case, for distributions timely received but not accepted with respect to any Distribution Date, will be treated as Principal Distribution Requests on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 6.05(c). Requests on behalf of Deceased Holders that are not so withdrawn shall retain their order of priority, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of beneficial ownership of any Lottery Certificate, any Principal Distribution Request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee of notification of such withdrawal using a form required by the Depository.

         Principal Distribution Requests for a Class of Lottery Certificates will be applied, in the aggregate, in an amount equal to the portion of the Available Funds distributable to such Class of Certificates pursuant to Section 6.05(a), plus any amounts available for distribution from the related Rounding Account pursuant to Section 6.05(e), PROVIDED that the aggregate distribution in reduction of the Current Principal Amount of any Class of Lottery Certificates on any Distribution Date shall be made in an integral multiple of $1,000, subject to Section 6.05(f).

         (b) A "Deceased Holder" is a beneficial owner of a Lottery Certificate who was living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other Person empowered to act on behalf of such beneficial owner upon his or her death, causes to be furnished to the Depository Participant a certified copy of the death certificate of such Deceased Holder, evidence of such person's status as an authorized representative of the Deceased Holder, such as surviving tenant (whether by the entirety, joint tenancy or tenancy in common), which evidence shall be satisfactory to the Depository Participant, and any additional evidence of death required by and satisfactory to the Depository Participant and any tax waivers requested by the Depository Participant. Lottery Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. A Lottery Certificate shall be deemed to be held by a Deceased Owner for purposes of this Section 6.05 if the death of the Certificate Owner thereof is deemed to have occurred. Lottery Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Certificate Owner, and the Lottery Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Current Principal Amount thereof, subject to the limitations stated above. Lottery Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Certificate Owners of a number of Lottery Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Certificate Owner of the Lottery Certificates, as applicable, owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in any Lottery Certificate will be deemed to be the death of the Certificate Owner of such Lottery Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Depository Participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Certificate interests shall include the power to sell, transfer or otherwise dispose of a Lottery Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Current Principal Amount of the Lottery Certificates, as applicable, payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any Deceased Holder. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 6.05(c) in establishing the eligibility of any Certificate Owner to receive the priority accorded Deceased Owners in Section 6.05(a).

         (c) Requests for distributions in reduction of the Current Principal Amount of Lottery Certificates must be made by delivering a written request therefor to the Depository Participant that maintains the account evidencing such Certificate Owner's interest in Lottery Certificates. In the case of a request on behalf of a Deceased Owner, appropriate evidence of death and any tax waivers are required to be forwarded to the Depository Participant under separate cover. The Depository Participant shall forward a certification, satisfactory to the Trustee, certifying the death of the Certificate Owner and the receipt of the appropriate death and tax waivers. The Depository Participant should in turn make the request of the Depository on the Depository's participant terminal system. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Master Servicer or the Trustee shall be liable for any delay in delivery of Principal Distribution Requests or Withdrawals (as defined below) of such requests by the Depository, a Depository Participant or any Financial Intermediary.

         The Depository shall maintain a list of those Depository Participants representing the appropriate Certificate Owners of Lottery Certificates that have submitted Principal Distribution Requests, together with the order of receipt and the amounts of such requests on the Depository's participant terminal system. The Depository will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 6.05(a) above). The Trustee shall notify the

Depository as to which requests should be honored on each Distribution Date at least three Business Days prior to such Distribution Date based on the report received by the Trustee pursuant to Section 6.04 and shall notify the Depository as to the amount of the Group 1B Senior Optimal Principal Amount to be distributed to the Lottery Certificates by Random Lot pursuant to Section 6.05. Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 6.05. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected persons.

         Any Lottery Certificate that has been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

         Any Certificate Owner of a Lottery Certificate that has made a Principal Distribution Request may withdraw its request by so notifying in writing the Depository Participant that maintains such Certificate Owner's account (each such withdrawal, a "Withdrawal"). If such Withdrawal of a Principal Distribution Request has not been received on the Depository's participant terminal system on or before the Record Date for the next Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to the making of distributions in reduction of the Current Principal Amount of the Lottery Certificates on such Distribution Date.

         In the event any Principal Distribution Request are rejected by the Trustee for failure to comply with the requirements of this Section 6.05, the Trustee shall return such Principal Distribution Request to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

         (d) To the extent, if any, that amounts available for distribution in reduction of the Current Principal Amount of a Class of Lottery Certificates on a Distribution Date pursuant to Section 6.05(a) exceed the dollar amount of Principal Distribution Requests that have been received in respect of such Class by the related Record Date, as provided in Section 6.05(c) above, distributions in reduction of the Current Principal Amount of such Class of Certificates will be made by mandatory distributions on a Random Lot basis, in integral multiples equal to $1,000, in reduction thereof without regard to whether such Certificate Owners have submitted Principal Distribution Requests. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution by Random Lot in reduction of the Current Principal Amount of such Lottery Certificates to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Financial Intermediary, will then select, in accordance with its own procedures, Lottery Certificates of such Class from among those held in its accounts to receive mandatory distributions in reduction of the Current Principal Amount of such Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Financial Intermediary by its related Depository Participant, as the case may be. Depository Participants and Financial

Intermediaries that hold a Class of Lottery Certificates selected for mandatory distributions in reduction of the Current Principal Amount thereof should provide notice of such mandatory distributions to the affected Certificate Owners.

         (e) On the Closing Date, a separate Rounding Account shall be established with the Trustee for each Class of Lottery Certificates and the Rounding Account Depositor for such Rounding Account shall cause to be initially deposited the sum of $999.99 in each such Rounding Account. On each Distribution Date on which a distribution is to be made in reduction of the Current Principal Amount of a Class of Lottery Certificates pursuant to Section 6.05(a), funds on deposit in the related Rounding Account shall be, to the extent needed, withdrawn by the Trustee and applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Current Principal Amount to be made on such Class of Certificates. Rounding of such distribution on such Class of Lottery Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the related Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the Current Principal Amount of such Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the Current Principal Amount of such Class of Lottery Certificates are to be made pursuant to Section 6.05(a), the aggregate amount of such distributions allocable to such Certificates shall be applied first to repay any funds withdrawn from the related Rounding Account and not previously repaid, and then the remainder of such allocable amount, if any, shall be similarly rounded upward to the next integral multiple of $1,000 and applied as distributions in reduction of the Current Principal Amount of the related Class of Certificates; this process shall continue on succeeding principal Distribution Dates prior to the Cross-Over Date until the Current Principal Amount of each such Class of Certificates has been reduced to zero. Each Rounding Account shall be maintained as a non-interest bearing account. On the earlier of (1) the Cross-Over Date and (2) the first Distribution Date after the Current Principal Amount of any Class of Lottery Certificates has been reduced to zero, any remaining amounts in the related Rounding Account shall be distributed to the Class R Certificate.

         (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date coinciding with or after the Cross-Over Date, all distributions in reduction of the Current Principal Amount of any Class of Lottery Certificates will be made among the Holders and Certificate Owners of such Class of Certificates, pro rata, based on their Current Principal Amounts, and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by Random Lot.

         (g) In the event that Definitive Certificates representing any Class of Lottery Certificates are issued pursuant to Section 6.05(f), all requests for distributions or withdrawals of such requests relating to such Class must be submitted to the Trustee, and the Trustee shall perform the functions described in Section 6.05(a) through (d) using its own procedures, which procedures shall, to the extent practicable, be consistent with the procedures described in
Section 6.05(a) through (d).

         Section 6.06. MONTHLY ADVANCES. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act (and for which no required advance has been made by the related Servicer) exceeds the amount deposited in the Certificate Account which will be used for a Certificate Account Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Master Servicing Fee and Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Servicer is required to do so. The Master Servicer's obligation to make the Monthly Advances with respect to unpaid Balloon Payments for which no required advance is made by the related Servicer is limited to the amount of the related Scheduled Payment due immediately prior to such Balloon Payment. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date on which and to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred by the Master Servicer to such subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

         Section 6.07. COMPENSATING INTEREST PAYMENTS. The Master Servicer shall deposit in the Certificate Account not later than each Funds Transfer Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and (b) of the definition of Interest Shortfall as calculated with respect to Mortgage Loans for the related Distribution Date and (ii) the Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment"), but only to the extent a Compensating Interest Payment was required to be made, and was not so made, by the related Servicer pursuant to the related Servicing Agreement. The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

         Section 6.08. REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY. Each year the Master Servicer shall report or cause to be reported by the related Servicer to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 6050J of the Code and shall provide a copy of such report to the Trustee.

                                   ARTICLE VII

                               The Master Servicer

         Section 7.01. LIABILITIES OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

         Section 7.02. MERGER OR CONSOLIDATION OF THE MASTER SERVICER. (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

         (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03. INDEMNIFICATION OF THE TRUSTEE. (a) The Master Servicer agrees to the extent described in Section 7.03(b) to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against (i) any loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that with respect to any such claim, the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof.

         (b) The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

         Section 7.04. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

                  (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

                  (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Subsection 4.03(a). Any such indemnification or reimbursement to the Master Servicer which is not specifically related to a Loan Group shall be charged against the sub-accounts of the Certificate Account PRO RATA based upon the respective outstanding principal amounts of the Mortgage Loans in each of the Loan Groups. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

                  (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

                  (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein. In particular, the Master Servicer shall not be liable for any servicing errors or interruptions resulting from any failure of any Servicer to maintain computer and other information systems that are year-2000 compliant.

         Section 7.05. MASTER SERVICER NOT TO RESIGN. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with
Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

         Section 7.06. SUCCESSOR MASTER SERVICER. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

         Section 7.07. SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; PROVIDED, HOWEVER, that: (i) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                                     Default

         Section 8.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

                  (i) The Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of two Business Days after the date such deposit was required to be made; or

                  (ii) The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

                  (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

                  (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

                  (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

         Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan pursuant to Section 10.01; and
(ii) shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel, including any liabilities associated with the Master Servicer's failure to modify its computer and any other systems in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement on and after January 1, 2000. As compensation therefor, but subject to Section 7.06, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

         Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

         Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX

                             Concerning the Trustee

         Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs, but only with respect to the defaulting Master Servicer.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; PROVIDED, FURTHER, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

         (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Certificate Account as provided in Sections 6.01 and 10.01 herein.

         (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement or any Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (e) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited by the Trustee. The Trustee shall not be liable for interest or other compensation on uninvested funds held under this Agreement.

         (f) Except for those actions that the Trustee is required to take hereunder, the Trustee shall have no obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

         Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor or Master Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

                  (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

                  (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

                  (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by BSMCC, Impac, Amresco or Provident pursuant to this Agreement or the Mortgage Loan Purchase Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

         Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.04 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

         Section 9.05. TRUSTEE'S FEES AND EXPENSES. (a) The Trustee will be compensated for its services hereunder by the Master Servicer as mutually agreed to between the Master Servicer and the Trustee. The Trust Fund will be liable for the Trustee's expenses, including all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder as set forth in a fee letter sent by the Trustee to the Depositor (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Master Servicer hereunder, and to the extent that the funds in the Certificate Account are not sufficient to pay the Trustee's Fees. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         (b) To the extent not otherwise indemnified against by the Master Servicer or the Depositor hereunder, the Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

         Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to the Master Servicer or any Certificateholder upon reasonable written request.

         Section 9.08. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

         (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Master Servicer, the Trustee so removed and the successor so appointed.

         (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

         Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Master Servicer, the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. BSMCC shall pay the cost of any mailing by the successor Trustee.

         Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section
9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

         (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

         (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

         (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

         Section 9.12. MASTER SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED. The Master Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information (and in such electronic format or other means acceptable to the Trustee) as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

         Section 9.13. FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS. (a) For federal income tax purposes, the taxable year of the REMIC shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of the REMIC on the accrual method of accounting.

         (b) The Master Servicer shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns or elections required to be made by the Trustee hereunder with respect to the REMIC and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Master Servicer shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in the REMIC (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee shall make the elections to treat the REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1998 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss. 1.860F-4(d)) for the REMIC. The Master Servicer is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for the REMIC during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Master Servicer from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

         (c) The Master Servicer shall provide upon request and upon reasonable compensation such information (which shall be provided by the Master Servicer) as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

         (d) The Master Servicer shall prepare and file or cause to be filed any state income tax returns required under Applicable State Law with respect to the REMIC or the Trust Fund.

                                    ARTICLE X

                                   Termination

         Section 10.01. TERMINATION UPON REPURCHASE BY THE DEPOSITOR OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee shall terminate upon:

                  (i) the repurchase by or at the direction of the Depositor or its designee or the Master Servicer of all Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any related REO Property, less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor; or

                  (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any such Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

         (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

         (c) The right of the Depositor or its designee or the Master Servicer to repurchase all Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 5% (or 2.5% with respect to the Master Servicer's rights) of the portion of the Cut-off Date Balance, or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of the REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Seller may elect to terminate the REMIC at any time, and upon such election, the Seller or its designee, shall repurchase all the Mortgage Loans. The foregoing right of the Master Servicer to repurchase any of the Mortgage Loans are subordinate to such rights of the Depositor or its designee and may only be exercised after receipt of written notice from the Depositor waiving its right to repurchase the Mortgage Loans.

         (d) The Trustee shall give notice of any termination to the applicable Certificateholders, as applicable, with a copy to the Rating Agencies, upon which such Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of such Certificates will be made upon presentation and surrender of such Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of such Certificates at the office of the Trustee therein specified.

         (e) If the option of the Depositor or Master Servicer to repurchase or cause the repurchase of all Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Depositor and/or its designee or Master Servicer shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the related Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in the REMIC. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to
(i) the amount otherwise distributable to the related Certificateholders (other than the holder of the Residual Certificate) on such Distribution Date but for such repurchase, (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass-Through Rate to the related Certificateholders of each Class, and (iii) the remainder to the related Residual Certificateholder. If the Group 1A or Group 1B Available Funds are not sufficient to pay all of the related Certificates in full, any such deficiency will be allocated to the outstanding Class or Classes of Subordinate Certificates having the highest numerical designation or, if after the Cross-Over Date to the Group 1A or Group 1B Senior Certificates, respectively, PRO RATA. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Depositor and/or its designee or Master Servicer, as the case may be, the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

         (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in the Protected Account, and shall cause any Servicers to, deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by any Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final

Distribution Date, the Trustee shall release promptly to the Depositor or its designee the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

         (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

         Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Depositor to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on the REMIC or (ii) cause the REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                  (i) within 90 days prior to the final Distribution Date, at the written direction of the Depositor, the Master Servicer, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of the REMIC provided to it by the Depositor meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder.

                  (ii) at or after the time of adoption of such a plan of complete liquidation of any of the REMIC and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Depositor; and

                  (iii) at the time of the making of the final payment on any such Certificates, the Trustee shall distribute or credit from the Certificate Account (or cause to be distributed or credited) (i) to the Certificateholders, other than the Holder of the corresponding Residual Certificates, the Current Principal Amount of the Certificates plus 30 days' interest thereon at the applicable Pass-Through Rate, and (ii) to the corresponding Residual Certificateholder, all cash on hand from the Certificate Account (other than cash retained to meet claims); and the REMIC shall terminate at such time.

         (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the REMIC upon the written request of the Depositor and to take such action in connection therewith as may be reasonably requested by the Depositor and (ii) appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of the REMIC.

                                   ARTICLE XI


                            Miscellaneous Provisions

         Section 11.01. INTENT OF PARTIES. The parties intend that the Trust Fund shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

         Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Depositor, the Trustee and the Master Servicer, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the Depositor, the Trustee and the Master Servicer, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes if such amendment affects only such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any of the REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Master Servicer, a Servicer or the Trustee or any Affiliate thereof shall be entitled to vote their Undivided Fractional Interests with respect to matters affecting such Certificates.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each
Certificateholder, with a copy to the Rating Agencies.

         (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         (f) Notwithstanding any provision of this Agreement to the contrary, this Agreement may not be amended, modified or waived in any manner than would be adverse to any interest of the Master Servicer, without the Master Servicer's prior written consent.

         Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         Section 11.04. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

         (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.05. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

         Section 11.06. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at, mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to or transmitted by facsimile to (i) in the case of the Depositor, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, telecopier number: (949) 224-8901, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Master Servicer, 11000 Broken Land Parkway, Columbia, Maryland 21044 (Attention: SAMI 1999-4), telecopier number: (410) 884-2360; or (iv) in the case of the Rating Agencies, Duff & Phelps Credit Rating Co., 17 State Street, New York, New York 10007, Attention: RMBS Monitoring Group, and Standard & Poor's, 26 Broadway, New York, New York, 10004,
Attention: Residential Mortgage Surveillance, telecopier number: (212) 412-0224. Any notice delivered to the Depositor, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.08. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         Section 11.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 11.10. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

         Section 11.12. NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         1. Any material change or amendment to this Agreement or any Servicing Agreement (as reported to it by the Master Servicer);

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Master Servicer or the Trustee;

         4.       The repurchase or substitution of Mortgage Loans;

         5.       The final payment to Certificateholders; and

         6.       Any change in the location of the Certificate Account.

         In addition, in accordance with Section 6.04 and Section 3.19, the Trustee and the Master Servicer, respectively, shall promptly furnish to each Rating Agency copies of the following:

         1.       Each report to Certificateholders described in Section 6.04;
                  and

         2. Each annual independent public accountants' servicing report received as described in Section 3.19.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                            STRUCTURED ASSET MORTGAGE
                                            INVESTMENTS INC., as Depositor

                                            By:
                                               ---------------------------------
                                               Name:   Sara Bonesteel
                                               Title:  Managing Director


                                            BANKERS TRUST COMPANY OF CALIFORNIA,
                                            N.A., as Trustee

                                            By:
                                               ---------------------------------
                                               Name:  Mary Boyle
                                               Title: Assistant Vice President


                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as
                                            Master Servicer

                                            By:
                                               ---------------------------------
                                            Name:   Randy Reider
                                            Title:  Assistant Vice President

Accepted and Agreed:

BEAR STEARNS MORTGAGE CAPITAL
   CORPORATION

By:
   -------------------------
   Name:   Baron Silverstein
   Title:  Managing Director

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF QUEENS        )

         On the 30th day of June, 1999 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         ______________________________
                                                 Notary Public
[Notarial Seal]

STATE OF CALIFORNIA    )
                       ) ss.:
COUNTY OF ORANGE       )

         On the 30th day of June, 1999 before me, a notary public in and for said State, personally appeared Mary Boyle, known to me to be a Assistant Vice President of Bankers Trust Company of California, N.A., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                         ______________________________
                                                 Notary Public

[Notarial Seal]

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF QUEENS      )

         On the 30th day of June, 1999 before me, a notary public in and for said State, personally appeared Randy Reider, known to me to be an Assistant Vice President of Norwest Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                         ______________________________
                                                 Notary Public

[Notarial Seal]

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF QUEENS     )

         On the 30th day of June, 1999 before me, a notary public in and for said State, personally appeared Mary Haggerty, known to me to be a of Bear Stearns Mortgage Capital Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                         ______________________________
                                                 Notary Public
[Notarial Seal]